Exhibit (c)-(2)

STRICTLY PRIVATE AND CONFIDENTIAL DISCUSSION MATERIALS Presentation to Pactera’s Special Committee October 17, 2013

DISCUSSION MATERIALS This presentation was prepared exclusively for the benefit and internal use of the J.P. Morgan client to whom it is directly addressed and delivered (including such client’s subsidiaries, the “Company”) in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of J.P. Morgan. The information in this presentation is based upon any management forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. J.P. Morgan’s opinions and estimates constitute J.P. Morgan’s judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan has assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts related. J.P. Morgan expresses no view as to such analyses or forecasts, the assumptions on which they were based or the likelihood that any forecasts, projections or estimates will be achieved. J.P. Morgan makes no representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects. Notwithstanding anything herein to the contrary, the Company and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and the U.S. federal and state income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to the Company by J.P. Morgan. J.P. Morgan’s policies prohibit employees from offering, directly or indirectly, a favorable research rating or specific price target, or offering to change a rating or price target, to a subject company as consideration or inducement for the receipt of business or for compensation. J.P. Morgan also prohibits its research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investors. IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters included herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone not affiliated with JPMorgan Chase & Co. of any of the matters addressed herein or for the purpose of avoiding U.S. tax-related penalties. J.P. Morgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by a combination J.P. Morgan Securities LLC, J.P. Morgan Limited, J.P. Morgan Securities plc and the appropriately licensed subsidiaries of JPMorgan Chase & Co. in Asia-Pacific, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, N.A. J.P. Morgan deal team members may be employees of any of the foregoing entities. This presentation does not constitute a commitment by any J.P. Morgan entity to underwrite, subscribe for or place any securities or to extend or arrange credit or to provide any other services. PACTERA

DISCUSSION MATERIALS Agenda Page Situation overview 1 Valuation analysis 4 PACTERA 1

SITUATION OVERVIEW Executive summary On May 20, 2013, Cayman incorporated Pactera Technology International Ltd (Nasdaq: PACT) (“Pactera" or the "Company”) announced that its Board of Directors has received a non-binding proposal letter from Blackstone, non-executive Chairman Chris Chen, CEO Tiak Koon Loh, and its Executive Committee members, David Chen, Sidney Huang and Jun Su (collectively “Buyer Group”) to take the Company private for $7.50 per ADS in cash On June 3, 2013: Special Committee announced the appointment of J.P. Morgan as financial advisor to assist the Special Committee in reviewing and evaluating the proposal On September 13, 2013, Pactera announced that the Special Committee has received a definitive offer letter from Buyer Group that includes a revised offer price of $7.00 per ADS After further negotiation, Special Committee and Buyer Group had eventually agreed on a final price of $7.30 per ADS J.P. Morgan’s focus is to evaluate the fairness of the Buyer Group’s offer to the shareholders of the Company, other than members of the Buyer Group, from a financial point of view PACTERA 2

SITUATION OVERVIEW Key transaction metrics Pactera capitalization table ($mm) Offer price ($ / ADS) Final offer $7.30 Basic shares outstanding 79.6Fully diluted shares outstanding 89.1Equity value 651Net cash¹ (126)Firm value 524 Source: Company filings, management account; basic share outstanding, vested and unvested RSU , RS and options as of August 31, 2013 Note: Share count in ADS mm 1 Net cash as of June 30, 2013 Key valuation metrics Price (US$ / ADS) Final offer $7.30Premium to pre-offerLast trading $5.2638.8%30-trading day VWAP$5.4334.5%60-trading day VWAP$6.0919.9%Based on management projections ($mm)Non-GAAP FV/EBITDA2013E$667.9x2014E$539.9xNon-GAAP P/E2013E$5412.1x2014E$3717.4x Note: Management forecast as of October 12, 2013, last trading date as of May 17, 2013 PACTERA 3

DISCUSSION MATERIALS Agenda Page Situation overview 1 Valuation analysis 4 PACTERA 4

VALUATION ANALYSIS Pactera, VanceInfo and HiSoft share price performance Share price performance since VanceInfo IPO Price (US$/ADS) VanceInfo HiSoft Pactera Nasdaq 3 Prior to offer 1 Since merger2 6-month 3-month 1-month Since offer1 Pactera (29.8%) (31.0%) (29.5%) (8.8%) 28.1% Nasdaq 20.5% 22.6% 9.6% 9.2% 8.4% 0.0 5.0 10.0 15.0 20.0 25.0 30.0 35.0 40.0 45.0 Aug 10, 2012: MOE Announcement Nov 9, 2012: Merger effective May 20, 2013: Initial offer September 13, 2013: Revised offer Dec-07 Oct-08 Aug-09 Jun-10 Apr-11 Feb-12 Dec-12 Oct-13 Pactera trading range post merger (US$/ADS) Min VWAP Max Current 3.0 3.5 4.0 4.5 5.0 5.5 6.0 6.5 7.0 7.5 8.0 8.5 9.0 9.5 10.0 Since merger 6-month 3-month 1-month Last trading Current 8.25 4 6.62 5.00 8.21 6.60 5.00 7.46 6.12 5.00 5.77 5.23 5.00 5.26 Final offer Price: US$7.30 6.74 Prior to offer1 Source: FactSet; Market data as of October 15, 2013 1 Refer as the non-binding offer company’s board of directors received from Buyer Group on May 20, 2013 2 On November 9, 2012, to facilitate the completion of merger with VanceInfo, HiSoft effected a 13.9482-to-1 common share consolidation and an ADS consolidation and adjustment of the ADS-to-share ratio from 1-to-19 to 1-to-1 to convert to Pactera ADS. Each ordinary share of VanceInfo issued and outstanding immediately prior to the effective time of the Merger has been cancelled in exchange for the right to receive one common share of Pactera. Merger was effective after market close on November 9, 2012 the pro-forma last trading date price is US$7.49 / ADS; 3 Rebased to VanceInfo price; 4 Post first trading day closing upon merger taken effective PACTERA 5

VALUATION ANALYSIS Overview of key financials Key financial overview (Non-GAAP) (US$mm)PF2010PF2011PF20122013E2014E2015E2016E2017E2018ERevenue358 502 673 668 712 791 894 1,022 1,167 Growth %40.2%34.1%(0.8%)6.6%11.1%13.0%14.4%14.2%Gross profit135 175 221 191 205 234 269 307 351 Margin %37.8%34.9%32.8%28.7%28.9%29.6%30.1%30.0%30.1%EBIT 5660665638628197117Margin %15.7%11.9%9.9%8.4%5.4%7.8%9.1%9.5%10.0%Depreciation91114101518231820EBITDA667180665380104115137Margin %18.3%14.2%11.9%9.9%7.4%10.1%11.6%11.3%11.7%Net income to Pactera5462685437567185102Margin %14.9%12.4%10.1%8.1%5.3%7.1%8.0%8.3%8.7%Total capex173543311416182023As % of revenue4.9%7.0%6.4%4.7%2.0%2.0%2.0%2.0%2.0% Source: Management forecast as of October 12, 2013 Note: Key financials and margins are non-GAAP figures; 2010–2012 pro-forma financials of HiSoft and VanceInfo; Non-GAAP EBIT including amortization of acquired intangible assets PACTERA 6

Valuation analysis Implied share price of Pactera ($/ADS) Primary valuation methodologies Discounted Cash Flow1 Terminal growth (4.0%–5.0%) Trading comparable – iSoftStone NTM P/E (6.0x – 8.5x2) NTM P/E (9.2x – 13.0x, 53%3 premium ) Transaction comparables 2013E FV / EBITDA (6.0x–7.0x) For reference only Share price since merger to offer announcement Precedent US-listed Chinese take-private4 Last trading day prior to offer (20%–30%) 30-day VWAP prior to offer (25%–45%) 60-day VWAP prior to offer (25%–35%) Final offer price : $7.30 4.97 6.37 2.79 3.94 53% premium 4.25 5.98 5.91 6.64 30-day VWAP: $5.43 Since merger VWAP: $6.62 5.00 8.25 Last trading: $5.26 60-day VWAP: $6.09 6.31 6.84 6.78 7.87 7.61 8.22 2.5 3.5 4.5 5.5 6.5 7.5 8.5 9.5 10.5 11.5 Source: Company filings, Management forecast as of October 12, 2013, Bloomberg Note: Financials based on non-GAAP financial projections unless otherwise specified; Pactera CY2013E non-GAAP EBITDA of $63.4mm and non-GAAP net income of $51.1mm; basic share outstanding, vested and unvested RSU and RS as of August 31, 2013; net cash of $126.3mm as of June 30, 2013 1 Assumes WACC of 13%-15%; 2 Based on historical trading multiples of iSoftStone prior to iSoftStone’s take offer announcement; 3 Pactera historical average trading premium over iSoftStone since Pactera merger; 4 Pactera price on May 17 of $5.26/ADS, 30-day VWAP of $5.43/ADS, 60-day VWAP of $6.09/ADS VWAPs prior to take private offer PACTERA 7

VALUATION ANALYSIS DCF analysis Cash flow profile (US$mm) Dec YEPF2012A2013E2014E2015E2016E2017E2018ETYRevenue6736687127918941,0221,1671,220% growth34.1%(0.8%)6.6%11.1%13.0%14.4%14.2%4.5%Non-GAAP EBITDA80665380104115137143% margin11.9%9.9%7.4%10.1%11.6%11.3%11.7%11.7%Non-GAAP adjustment1 (55)(29)(20)(20)(23)(25)(28)(30)GAAP EBITDA253733608190109113% margin3.7%5.6%4.6%7.6%9.1%8.8%9.3%9.3%Depreciation 1410151823182024GAAP EBIT1127184259728989% margin1.7%4.0%2.5%5.3%6.5%7.1%7.6%7.3%(-) Tax expense(1)33712141818EBIAT1324153447587171% margin1.9%3.6%2.1%4.3%5.2%5.7%6.1%5.8%(+) Depreciation 1410151823182024(-) Change in Net Working Capital(109)(29)(8)(9)(19)(30)(40)(12)(-) Capex(43)(31)(14)(16)(18)(20)(23)(24)% sales6.4%4.7%2.0%2.0%2.0%2.0%2.0%2.0%(-) Contingent acquisition considerations(18)(28)(19)(5)0000Free cash-flows for discounting (53)(11)2332262859Equity value (US$mm)Implied share price (diluted, US$)Terminal growthTerminal growth4.0%4.5%5.0%4.0%4.5%5.0%13.0%53454956613.0%6.026.186.3714.0%48249350514.0%5.445.565.7015.0%44044845715.0%4.975.065.16WACCWACC Note: management forecast as of October 12, 2013; Assumes balance sheet data as of June 30, 2013 basic share outstanding, vested and unvested RSU, RS and options as of August 31, 2013 1 Non-GAAP adjustment include share-based compensation, compensation expenses related to acquisition and merger related costs PACTERA 8

VALUATION ANALYSIS WACC analysis Discount rate summary Capital structure benchmarks Risk free rate12.8%Equity risk premium26.5%—7.5%Levered beta1.40—1.80Country risk premium21.7%—1.7%Cost of equity13.6%—18.0%Pre-tax cost of debt6.5%Post-tax cost of debt4.9%Debt/total cap target10.0%Calculated discount rate12.7%—16.7% Market Debt/ Levered beta Relevered Company cap total cap Barra Historical historical5 Pactera3 $466 0.0% 1.6324 1.4814 1.604 iSoftStone3 $287 17.1% 1.5924 1.9734 1.823 Reference only Neusoft $3,305 6.2% 0.797 0.178 0.183 Chinasoft $566 12.7% 0.782 0.504 0.489 Cost of equity vs. Pre-tax cost of debt Cost of equity 13.6%15.0%16.5%18.0%5.5%12.6%13.9%15.3%16.6%6.0%12.7%14.0%15.3%16.6%6.5%12.7%14.0%15.3%16.7%7.0%12.7%14.0%15.4%16.7%7.5%12.8%14.1%15.4%16.7% Pre-tax cost of debt Cost of equity 13.6%15.0%16.5%18.0%0.0%13.6%15.0%16.5%18.0%5.0%13.1%14.5%15.9%17.3%10.0%12.7%14.0%15.3%16.7%15.0%12.3%13.5%14.8%16.0%20.0%11.8%13.0%14.2%15.3% Debt/total cap Source: FactSet, Barra, J.P. Morgan estimates Note: Market data as of October 15, 2013 ¹ U.S. 10-year treasury bond yield as of October 15, 2013; 2 Equity risk premium and Country risk premium as of September 16, 2013; 3 Pactera market data as of May 17, 2013 (last trading day before offer) and iSoftStone market data as of June 5, 2013 (last trading day before offer); 4 Pactera’s Barra beta and historical levered beta as of October 15, 2013 are 0.954 and 1.319 respectively. iSoftStone’s Barra beta and historical levered beta as of October 15, 2013 are 1.073 and 1.840 respectively; 5 Historic levered beta is implied based on unlevering beta for each respective company based on their current capital structure and relevering beta based on debt/total cap target of 10.0%; 6 Assumes pre-tax cost of debt of 6.5%, debt/total cap target of 10.0% and tax rate of 25.0% PACTERA 9 Cost of equity vs. Debt/total cap6

VALUATION ANALYSIS Trading comparables Trading metrics (US$mm, unless otherwise stated) Company Share price (US$) Market cap Firm value FV/Revenue FV/EBITDA P/E CY13E CY14E CY13E CY14E CY13E CY14E Pactera1 Final offer price 7.30 651 524 0.79x 0.74x 7.9x 9.9x 12.1x 17.4x iSoftStone (Primary) Current 4.98 298 366 0.81x 0.66x NA NA 10.1x 8.4x Last day prior to offer2 4.84 287 244 0.52x 0.44x 3.9x NA 7.0x 6.1x China IT services (For reference only) Neusoft 2.69 3,305 3,228 2.36x 1.92x NA NA 38.0x 30.7x Chinasoft 0.29 566 576 1.05x 0.86x 10.1x 8.6x 19.4x 15.6x Source: Company filings, Bloomberg, FactSet as of October 15, 2013 1 Forecasts based on management forecast as of October 12, 2013 2 Market data and IBES estimates as of June 5, 2013; On June 6, 2013, iSoftStone received a non-binding offer from Management and China AMC to acquire all of the Company's outstanding ordinary shares at a price of $5.85 in cash per ADS; PACTERA 10

VALUATION ANALYSIS Historical trading multiples for the last five years prior to offer NTM P/E VanceInfo HiSoft Pactera iSoftStone Neusoft Chinasoft Prior to merger Prior to offer1 Average3-year1-yearAt merger2 Since merger2 3-month1-monthLast tradingVanceInfo21.5x10.2x-----HiSoft15.7x9.0x-----Pactera--10.7x9.3x7.8x6.8x6.6xiSoftStone12.8x8.6x5.8x6.1x6.1x5.7x5.7xNeusoft20.9x16.0x13.4x15.7x16.1x15.1x15.1xChinasoft13.6x9.9x11.6x111x10.5x11.0x11.2x Nov 9, 2012: Merger effective May 20, 2013: Initial offer announcement 0.0x 10.0x 20.0x 30.0x 40.0x 50.0x May-08 Feb-09 Oct-09 Jul-10 Mar-11 Dec-11 Aug-12 May-13 Source: FactSet as of May 17, 2013; All earning estimates are based on IBES consensus 1 Refer as the non-binding offer company’s board of directors received from Buyer Group on May 20, 2013 2 Referred to December 21, 2012, when analysts have reflected the projections of pro-forma company Period when analysts have not updated projections that reflected the merged entity PACTERA 11

VALUATION ANALYSIS Precedent transactions in the Chinese IT services sector Precedent transactions Firm ValueAnn. dateTargetAcquirerFirm valueEquity value1-yr fwd EBITDA (Non-GAAP)1-yr fwd Revenue 09/18/2013Camelot Existing Management 40986.0x0.2x06/06/2013iSoftStone1 Existing Management; China AMC3083524.9x0.7x05/13/2013AsiaInfo-LinkageCITIC6008976.8x1.0x08/10/2012VanceinfoHiSoft6568757.0x1.0xMean6.2x0.7xMedian6.4x0.8x Source: Company information, company filings, press release, Bloomberg, FactSet 1 iSoftStone financial information is based on non-binding offer received on June 6, 2013. So far no definitive agreement has been signed and announced. PACTERA 12

VALUATION ANALYSIS Premium for precedent completed take-private transactions for Cayman incorporated US-listed Chinese companies Premium for precedent completed transactions Company Last close 30 day VWAP 60 day VWAP Final offer @ $7.30 38.8%19.0%28.2%17.1%23.5%23.5%23.0%34.1%56.8%30.8%17.6%28.1%44.1%30.6% 34.5%22.3%29.5%34.2%26.6%39.7%35.5%27.2%67.8%44.8%36.6%44.5%45.7%43.2% 19.9%22.1%27.0%30.6%25.1%24.6%42.4%28.7%86.6%34.2%33.9%38.9%39.7%45.4% Median = 28.1% Median = 36.6% Median = 33.9% Source: Company filings, FactSet PACTERA 13